UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2021

Zanite Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39704	85-2549808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25101 Chagrin Boulevard, Suite 350

Cleveland, Ohio 44122

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (216) 292-0200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	ZNTEU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	ZNTE	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	ZNTEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

As previously announced, Zanite Acquisition Corp., a Delaware corporation (“Zanite” or the “Company”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Embraer S.A., a Brazilian corporation (sociedade anônima) (“Embraer”), Embraer Aircraft Holding Inc., a Delaware corporation and a direct wholly-owned subsidiary of Embraer (“EAH”), and EVE UAM, LLC, a Delaware limited liability company and a wholly-owned subsidiary of EAH (“Eve”).

This Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”), dated and filed as of December 21, 2021, with respect to the Company. The purpose of this Form 8-K/A is to file the form of strategic warrant agreement that was previously not filed as Exhibit 10.2 to the form 8-K. No other changes are being made to the Form 8-K other than the changes described above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.2	Form of Strategic Warrant Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANITE ACQUISITION CORP.

Dated: December 21, 2021	By:	/s/ Steven H. Rosen
	Name:	Steven H. Rosen
	Title:	Co-Chief Executive Officer

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